EXHIBIT 99.1

FOR RELEASE AUGUST 16, 2010

SOURCE: Uni-Pixel, Inc.

Uni-Pixel Offers True Fingerprint Resistance for Touch Screen Devices

Clearly Superior™ products for iPhone and iPad are now available via Amazon.com

The Woodlands, Texas (August 16, 2010) — Uni-Pixel, Inc. (OTCBB: UNXL), a production stage company delivering Clearly Superior™ Performance Engineered Films to the touch screen, flexible electronics, lighting and display, and solar market segments, announced today that its industry-leading fingerprint resistant (FPR) screen protectors for iPhone and iPad are now available for pre-order via Amazon.com with shipment in September 2010. Uni-Pixel’s Amazon.com storefront can be accessed at http://www.unipixel.com/shop.

According to Reed Killion, Uni-Pixel’s President and CEO, “Our patent-pending fingerprint resistant technology is the newest option in screen protectors, and uniquely addresses the issue of fingerprints and smudges to remove virtually every trace from view. Fingerprints mark a touch screen display when oils transfer from a user’s skin to the touch screen, and these oil patterns remain visible when they sit unaffected on the flat surface. Unlike other flat or matte finish films, the Clearly Superior™ FPR film surface is covered with millions of micro-optic structures, which clear oils from the surface and remove fingerprint patterns; this preserves image clarity and quality.”

Mr. Killion also added, “Based on the rising shipments of smartphones, Uni-Pixel estimates that the touch screen protector market is well over $250 million annually and that it will continue to grow rapidly. We believe that by offering a superior product at a competitive price, our Clearly Superior™ FPR film will become the gold standard in the screen protector market. We are offering FPR under our own brand for Internet sales, and Uni-Pixel is currently in negotiations and qualification with several retailers and OEMs for private label products.”

Combined with scratch protection, an anti-glare treatment, and a specially formulated adhesive that prevents bubbles and peeling, Uni-Pixel’s Clearly Superior™ is the most comprehensive screen protection solution available on the market today and sets a new standard for the touch screen user experience. Further product information and updates will be made available via Uni-Pixel’s Clearly Superior™ Facebook Page, http://www.facebook.com/clearlysuperior.

About Uni-Pixel, Inc.

Uni-Pixel is a production stage company delivering its Clearly Superior™ Performance Engineered Films to the Lighting & Display, Solar and Flexible Electronics market segments. Uni-Pixel’s high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large area, combined with a thin film conductive element. The Company plans to sell its films as sub- components for use in LCD, FSC — LCD and its Time Multiplexed Optical Shutter (TMOS) display technology as a back light film and active film sub-component.  The Company is currently shipping its Clearly Superior ™ Finger Print Resistant protective cover films for multiple touch enabled devices. In addition, Uni-Pixel sells its films under the Clearly Superior™ brand, as well as private label and OEM. Uni-Pixel was recently recognized by MDB Capital Group as one of the top 50 small-cap most innovative public companies. Uni-Pixel’s corporate headquarters are located in The Woodlands, TX. For further information please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10 for the year ended December 31, 2009. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10 for the year ended December 31, 2009, as well as other public filings with the SEC since such date.

For additional information contact:

MEDIA:	INVESTORS:
Uni-Pixel, Inc. Public Relations: Reed Killion President & CEO Phone: 281-825-4500 E-mail: rkillion@unipixel.com	Uni-Pixel, Inc. Investor Relations: Reed Killion President & CEO Phone: 281-825-4500 E-mail: rkillion@unipixel.com